UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2014
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2014, First National Bank, Ames, Iowa, a 100% owned subsidiary of Ames National Corporation, entered into a Purchase and Assumption Agreement (the “Agreement”) with First Bank, West Des Moines, Iowa.  The Agreement provides for the purchase of substantially all of the assets, including loans of approximately $49 million, and assumption of substantially all of the liabilities, including deposit accounts of approximately $80 million, from First Bank.  All three bank offices currently operated by First Bank in West Des Moines, Iowa and in Johnston, Iowa will become offices of First National Bank following the closing.  At closing, First National Bank will pay First Bank a premium of approximately $4,700,000, adjusted for First Bank’s net income (loss) from January 1, 2014 through the acquisition date, as well as certain other items.  The transaction is expected to close in the third quarter of 2014, subject to regulatory approval and other standard closing conditions.  A copy of the press release dated April 30, 2014 is attached hereto as Exhibit 99.1.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides Ames National Corporation (the “Company”) with the opportunity to make cautionary statements regarding forward-looking statements contained in this Report, including forward-looking statements concerning the Company’s plans for integrating the assets being purchased under the Agreement and the Company’s future financial performance and asset quality. Any forward-looking statement contained in this Report is based on management’s current beliefs, assumptions and expectations of the Company’s future plans and performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s plans for the assets being purchased or its business, financial condition, liquidity, results of operations, asset quality and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the  Company plans and results include, but are not limited to, the following: the Company’s ability to successfully integrate the assets being purchased into its operations on a timely and cost effective basis; economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K. Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statement and Exhibits

(d)	The following exhibits are furnished as part of this Report.

Exhibit No.	Description

99.1	News Release dated April 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 30, 2014	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)